Exhibit 99.1

Contact:	Joanne Ferrara, Investor Relations
631-773-5813
joanne.ferrara@falconstor.com

FalconStor Software Reports First Quarter Financial Results
Revenue Increases 11% From Prior Year

MELVILLE, N.Y., April 28, 2011—FalconStor Software, Inc. (NASDAQ: FALC), the provider of disk-based data protection solutions, today announced financial results for its first quarter ended March 31, 2011.

Total revenues for the first quarter of 2011 were $19.0 million, an increase of 11% compared with $17.1 million in the same period a year ago.  GAAP loss from operations for the first quarter of 2011 was $5.7 million, compared with a loss from operations of $8.5 million for the same period a year ago. GAAP net loss for the quarter was $6.0 million, or $0.13 per share, compared with a net loss of $5.5 million, or $0.12 per share, for the same period a year ago. Included in the operating results for the first quarter of 2011 was $2.6 million of costs associated with the ongoing government investigations. The $2.6 million was comprised of $1.1 million in legal fees, and an accrual of $1.5 million for certain costs associated with the possible resolution of the government investigations.

Non-GAAP loss from operations was $4.4 million in the first quarter of 2011, compared with a loss from operations of $5.8 million for the same period a year ago.  Non-GAAP net loss was $4.7 million, or $0.10 per share, in the first quarter of 2011, compared with a net loss of $3.8 million, or $0.08 per share, in the first quarter of 2010. Non-GAAP results exclude the effects of stock-based compensation.

The Company closed the quarter with $42.4 million in cash, cash equivalents, and marketable securities, which is up from $40.5 million at the end of the first quarter of 2010. Cash flow from operations for the first quarter of 2011 was $5.6 million. Deferred revenue at March 31, 2011 was $25.5 million, an increase of 11% compared with the same period a year ago.

"We continue to improve our presence in the channel; the more than 30 percent increase in channel generated product revenue over last year is a positive indication of those efforts. With our newly established sales leadership and channel management team we fully expect to continue to build strong sales momentum,” said Jim McNiel, president and chief executive officer of FalconStor. “We are also focused on fostering our culture of quality and innovation.  We continue our development efforts to deliver the first service-oriented data protection solutions in the industry this year to respond to the growing demand by our customers for solutions that address new IT challenges including cloud computing and cloud storage."

The Company will host a conference call to discuss its financial results on Thursday, April 28, 2011 at 4:30 p.m. EDT. To participate in the conference call, please dial:

Toll Free: 1-888-549-7750
International: 1-480-629-9866

To view the presentation, please copy and paste the following link into your browser and register for this meeting.  Once you have registered for the meeting, you will receive an email message confirming your registration.

https://falconstor.webex.com/falconstor/j.php?ED=149909617&RG=1&UID

Meeting: FalconStor Q1 2011 Earnings
Meeting password: q1numbers
Meeting Number: 484 989 867

If you are unable to register via the Internet, please contact Joanne Ferrara, Investor Relations at 631-773-5813 or joanne.ferrara@falconstor.com.

A conference call replay is scheduled to be available beginning April 28 at 6:30 p.m. EDT through 11:59 p.m. EDT on May 3. To listen to the replay of the call, dial toll free: 1-800-406-7325 or International: +1-303-590-3030, passcode: 4435586, or visit our website at www.falconstor.com/investors.

Non-GAAP Financial Measures
The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude noncash stock-based compensation charges, and any potential tax effects, for all periods presented. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Non-GAAP Operating Data GAAP Reconciliation, presented in this release.

About FalconStor
FalconStor Software, Inc. (NASDAQ: FALC) is the market leader in disk-based data protection. The company’s mission is to transform traditional backup and disaster recovery (DR) into next-generation service-oriented data protection. Built upon an award-winning platform, FalconStor solutions deliver disk-based backup, continuous data protection, WAN-optimized replication and DR automation. FalconStor solutions are available through a worldwide network of partners, including solution providers, top-tier strategic partners and major OEMs. Thousands of customers worldwide, from small businesses to Fortune 100 enterprises, entrust their data to FalconStor solutions. FalconStor maintains headquarters in Melville, N.Y., and offices throughout Europe and the Asia Pacific region. For more information, visit www.falconstor.com or call 1-866-NOW-FALC (866-669-3252).

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This press release includes forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include: delays in product development; market acceptance of FalconStor’s products and services; technological change in the data protection industry; competition in the data protection market; results and costs associated with governmental investigations; intellectual property issues; and other risk factors discussed in FalconStor’s reports on Forms 10-K, 10-Q and other reports filed with the Securities and Exchange Commission.

FalconStor and FalconStor Software are registered trademarks of FalconStor Software, Inc. in the US and other countries.  All other company and product names contained herein may be trademarks of their respective holders.

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2011	December 31, 2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$21,070,321	$17,842,555
Marketable securities	20,760,818	18,903,635
Accounts receivable, net	15,667,849	23,286,660
Prepaid expenses and other current assets	1,742,433	1,190,531
Income tax receivable	385,682	385,682
Inventory	1,466,825	1,409,659

Total current assets	61,093,928	63,018,722

Property and equipment, net	5,629,473	5,796,013
Long-term marketable securities	582,417	578,643
Deferred tax assets	220,285	235,197
Other assets, net	2,492,785	2,379,225
Goodwill	4,150,339	4,150,339
Other intangible assets, net	282,720	387,222

Total assets	$74,451,947	$76,545,361

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,686,557	$1,455,013
Accrued expenses	9,150,238	9,109,424
Deferred revenue, net	17,990,587	16,979,455

Total current liabilities	28,827,382	27,543,892

Other long-term liabilities	2,533,407	2,507,169
Deferred revenue, net	7,486,818	6,555,437

Total liabilities	38,847,607	36,606,498

Commitments and Contingencies

Total stockholders' equity	35,604,340	39,938,863

Total liabilities and stockholders' equity	$74,451,947	$76,545,361

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2011	2010

Revenues:
Product revenues	$11,259,015	$9,818,197
Support and services revenues	7,700,247	7,301,459
Total revenues	18,959,262	17,119,656

Cost of revenues:
Product	1,723,006	1,508,685
Support and service	3,367,913	3,612,697
Total cost of revenues	5,090,919	5,121,382

Gross profit	$13,868,343	$11,998,274

Operating expenses:
Research and development costs	5,856,294	7,126,835
Selling and marketing	8,474,093	11,014,500
General and administrative	2,601,535	2,359,950
Investigation costs	2,611,120	-
Total operating expenses	19,543,042	20,501,285

Operating loss	(5,674,699)	(8,503,011)

Interest and other income (loss), net	300,950	(109,940)

Loss before income taxes	(5,373,749)	(8,612,951)

Provision (benefit) for income taxes	592,516	(3,082,885)

Net loss	$(5,966,265)	$(5,530,066)

Basic net loss per share	$(0.13)	$(0.12)

Diluted net loss per share	$(0.13)	$(0.12)

Weighted average basic shares outstanding	46,261,472	44,700,033
Weighted average diluted shares outstanding	46,261,472	44,700,033

FalconStor Software, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended March 31,
	2011	2010

GAAP loss from operations	$(5,674,699)	$(8,503,011)
Add: non-cash stock option expense (1)	1,314,947	2,702,325
Non-GAAP loss from operations	(4,359,752)	(5,800,686)

GAAP net loss	$(5,966,265)	$(5,530,066)
Add: non-cash stock option expense, net of income taxes (2)	1,314,947	1,754,939
Non-GAAP net loss…	(4,651,318)	(3,775,127)

GAAP gross margin – Product	85%	85%
Add: non-cash stock option expense (1)	0%	0%
Non-GAAP gross margin - Product	85%	85%

GAAP gross margin – Support and Service	56%	51%
Add: non-cash stock option expense (1)	2%	4%
Non-GAAP gross margin – Support and Service	58%	55%

GAAP operating margin	(30%)	(50%)
Add: non-cash stock option expense (1)	7%	16%
Non-GAAP operating margin	(23%)	(34%)

GAAP Basic EPS	$(0.13)	$(0.12)
Add: non-cash stock option expense, net of income taxes (2)	0.03	0.04
Non-GAAP Basic EPS	(0.10)	(0.8)

GAAP Diluted EPS	$(0.13)	$(0.12)
Add: non-cash stock option expense, net of income taxes (2)	0.03	0.04
Non-GAAP Diluted EPS	(0.10)	(0.08)

Weighted average basic shares Outstanding (GAAP and as adjusted)	46,261,472	44,700,033
Weighted average diluted shares Outstanding (GAAP and as adjusted)	46,261,472	44,700,033

Footnotes:
(1)	Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended March 31,
	2011	2010

Cost of revenues – Product	$732	$6,932
Cost of revenues – Support and service	143,487	319,946
Research and development costs	479,042	1,039,972
Selling and marketing	422,724	1,020,769
General and administrative	268,962	314,706

Total non-cash stock-based compensation expense	$1,314,947	$2,702,325

(2)
Represents the effects of non-cash stock-based compensation expense recognized in accordance with the FASB Accounting Standards Codification, Topic 718, for the three months ended March 31, 2010, net of related income tax effects. As of the three months ended March 31, 2011, the full year projected tax expense on both a GAAP and Non-GAAP basis approximate the same amount.